Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Infinity Oil & Gas Company.

DATED this 13th day of September, 2012.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak